Exhibit 24.2

RESOLUTION REGARDING FILING FORM 10-K ANNUAL REPORT

        RESOLVED, that the Board of Directors authorizes the Officers of the Corporation to execute by powers of attorney and file the Form 10-K Annual Report for the year 2002 with the Securities and Exchange Commission, and to make any such changes as such Officers may deem necessary or advisable.